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Exhibit 99.1

For Immediate Release

Contact: Carol D. DeGuzman Senior Director Corporate Communications 650 238 3370 Email: cdeguzman@telik.com

TELIK ANNOUNCES PROPOSED EQUITY OFFERING

South San Francisco, CA (September 12, 2002)—Telik, Inc. (Nasdaq: TELK) announced today that it plans to offer approximately 5,000,000 shares of its common stock in an underwritten public offering under its existing shelf registration statement. All shares will be offered by the company. In addition, the underwriters will have an option to purchase up to an additional 750,000 shares from Telik solely to cover over-allotments, if any.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities. This offering of the shares of common stock may be made only by means of a prospectus, copies of which can be obtained from UBS Warburg LLC, 299 Park Ave., New York, NY 10171.

Telik, Inc., of South San Francisco, California, is a biopharmaceutical company working to discover, develop and commercialize small molecule drugs to treat serious diseases for which there is significant demand for new therapies. The company's most advanced drug development candidates are for the treatment of cancer and diabetes.

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  Exhibit 99.1
TELIK ANNOUNCES PROPOSED EQUITY OFFERING